Exhibit 99.1

FOR IMMEDIATE RELEASE

Ann Taylor Updates Outlook for Fourth Quarter 2010

—Company Reports Strong Comparable Sales Increase of Approximately 11% for the Quarter—

New York, NY, February 2, 2011 – Ann Taylor Stores Corporation (NYSE: ANN) today announced that, based upon stronger than anticipated fourth quarter sales, including positive comparable sales at both the Ann Taylor and LOFT brands, the Company expects to report top-line and bottom-line results for the fiscal fourth quarter of 2010 that will exceed the current consensus of analyst expectations and be substantially higher than the fourth quarter of 2009. The Company also expects to report substantially stronger sales and earnings for fiscal year 2010 over fiscal year 2009.

Based on preliminary results, the Company provided an update to its November 2010 outlook, as follows:

•	Total Company net sales for the fiscal fourth quarter of 2010 are expected to be $515 million, compared to its previous outlook for fourth quarter sales to approach $500 million.

•

Comparable sales for the fourth quarter of 2010 increased approximately 11%, as compared to the Company’s prior outlook for a comparable sales increase in the mid- to high-single-digit range. By brand, comparable sales at the Ann Taylor brand increased approximately 21%, and at the LOFT brand comparable sales increased approximately 4%.

•	Gross margin rate is expected to be approximately 51%, reflecting solid gross margin results at Ann Taylor, offset by a higher level of promotional activity at LOFT during the quarter.

•	Selling, general and administrative expenses are expected to be in line with the Company’s earlier projection of approximately $250 million for the quarter.

•	An estimated fourth quarter effective tax rate of approximately 25%.

•

During the fiscal fourth quarter, the Company repurchased approximately 3 million shares at a total cost of approximately $80 million, resulting in an expected total weighted average diluted share count of approximately 57 million for the fourth quarter.

Kay Krill, President and Chief Executive Officer, said, “We are very pleased with our fourth quarter performance, driven by stronger-than-anticipated sales. Importantly, we generated positive comparable sales at both brands in each month of the quarter. The higher sales performance more than offset the impact of several significant weather events as well as margin pressure at LOFT and enabled us to deliver strong bottom line results and a clean inventory position at the end of the quarter. Overall, the quarter represented a solid finish to a strong fiscal 2010, with sales and earnings for the year that are substantially higher than fiscal 2009 levels.”

Fiscal Fourth Quarter and Year-End 2010 Conference Call Information

AnnTaylor Stores Corporation (NYSE: ANN) will release its fiscal fourth quarter and full-year 2010 results on Friday, March 11, 2011. Results will be released over PR Newswire at approximately 8:00 A.M. Eastern Time. The Company will also host a live conference call and simultaneous audio webcast from 8:30 A.M. to 9:30 A.M. Eastern Time which will include comments from management and a question and answer session.

Parties interested in participating in this call should dial in at 888-469-3144 five minutes prior to the start time. The conference access code is 8117215. A recording of the call will be available from March 12 through March 19. To hear the recording, please call 800-217-1707. No access code is needed to hear the call recording.

About Ann Taylor

Ann Taylor Stores Corporation is one of the leading women’s specialty retailers for fashionable clothing in the United States, operating 907 Ann Taylor, LOFT, Ann Taylor Factory, and LOFT Outlet stores in 46 states, the District of Columbia and Puerto Rico as of October 30, 2010, as well as online at AnnTaylor.com and LOFT.com. Visit AnnTaylorStoresCorp.com for more information (NYSE: ANN).

Investor Contact:	Press Contact:
Judith Pirro Lord	Catherine Fisher
Vice President, Investor Relations	Vice President, Corporate Communications
Ann Taylor Stores Corporation	Ann Taylor Stores Corporation
212-541-3300 ext. 3598	212-541-3300 ext. 2199

FORWARD-LOOKING STATEMENTS

Certain statements in this press release are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements may use the words “expect”, “anticipate”, “plan”, “intend”, “project”, “may”, “believe” and similar expressions. Forward-looking statements also include representations of the expectations or beliefs of the Company concerning future events that involve risks and uncertainties, including:

•	the Company’s ability to accurately predict client fashion preferences and trends and provide merchandise that satisfies client demands in a timely manner;

•

increases in the costs of raw materials and freight and the Company’s reliance on independent foreign sources of production, including financial or political instability, supplier inability to obtain adequate access to liquidity to finance their operations, the decision by suppliers to curtail or cease operations, the imposition of duties or other possible trade law or import restrictions, including legislation relating to import quotas;

•	the Company’s ability to optimize its store portfolio and effectively manage the profitability of its existing stores;

•	the Company’s ability to hire, retain and train key personnel;

•	the Company’s ability to successfully upgrade and maintain its information systems, including adequate system security controls;

•	the inability of the Company, particularly through its sourcing and logistics functions, to operate within production and delivery constraints;

•	effectiveness of the Company’s brand awareness and marketing programs, and its ability to maintain the value of its brands;

•	the performance and operations of the Company’s websites;

•	the Company’s ability to continue operations in accordance with its business continuity plan in the event of an interruption;

•	competitive influences and decline in the demand for merchandise offered by the Company, and the Company’s ability to manage inventory levels and merchandise mix;

•	general economic conditions and the recent financial crisis, including the resultant downturn in the retail industry, and their effects on the Company’s liquidity and capital resources;

•	continuation of lowered levels of consumer spending and consumer confidence, changes in levels of store traffic and higher levels of unemployment resulting from the worldwide economic downturn;

•	the Company’s ability to successfully execute brand extensions;

•

continued volatility or deterioration of the financial markets, including further tightening of the credit environment, fluctuations in interest rates and exchange rates or restrictions on the transfer of funds;

•	failure by independent manufacturers to comply with the Company’s quality, product safety and social compliance program requirements;

•	the Company’s ability to secure and protect trademarks and other intellectual property rights;

•	a significant change in the regulatory environment applicable to the Company’s business and the Company’s ability to comply with legal and regulatory requirements;

•	the Company’s dependence on its Louisville distribution facility and third-party transportation companies;

•	fluctuation in the Company’s level of sales and earnings growth and stock price;

•	acts of war or terrorism in the United States or worldwide;

•

the potential impact of natural disasters and public health concerns, including severe infectious diseases, particularly on the Company’s foreign sourcing offices and manufacturing operations of the Company’s vendors;

•	work stoppages, slowdowns or strikes;

•	the Company’s ability to maintain the results of its restructuring program, including changes in management’s assumptions and projections concerning costs and timing;

•	the Company’s ability to realize deferred tax assets; and

•	the effect of external economic factors on the Company’s future funding obligations for its defined benefit pension plan.

Further description of these risks and uncertainties and other important factors are set forth in the Company’s latest Annual Report on Form 10-K, including but not limited to Item 1A – Risk Factors and Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations therein, and in the Company’s other filings with the SEC. Although these forward-looking statements reflect the Company’s current expectations concerning future events, actual results may differ materially from current expectations or historical results. The Company does not assume any obligation to publicly update or revise any forward-looking statements at any time for any reason.